Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160571
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 23, 2009)
Up to 7,076,924 Shares of Common Stock, par value $0.0001 per share
Warrants to Purchase 5,307,693 Shares of Common Stock, par value $0.0001 per share
This prospectus supplement and the accompanying prospectus relate to the sale of up to 7,076,924 shares of our common stock and warrants to purchase up to 5,307,693 shares of our common stock and the issuance of up to 5,307,693 shares of our common stock upon exercise of the warrants. The warrants have an initial exercise price of $0.72 per share, are not exercisable for six months following the date of issuance, and have an exercise term of five and one-half years from the date of issuance. Units will not be issued or certificated. The shares of common stock and the warrants will be issued separately.
You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.
Our common stock is dual-listed on The Nasdaq Capital Market and the Nasdaq OMX Stockholm Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on The Nasdaq Capital Market on March 25, 2011 was $0.71 per share.

	Per Unit	Total

Public offering price	$0.65	$4,600,000
Placement agent’s fees (1)	$0.045	$322,000
Proceeds, before expenses, to EpiCept Corporation (2)	$0.605	$4,278,000
(1)	In addition to the placement agent’s fee, we have also agreed to issue to the placement agent warrants to purchase up to an aggregate of 353,847 shares of our common stock at an exercise price of $0.8125 per share. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for more information regarding these arrangements.
(2)	We estimate the total expenses of this offering, excluding the placement agent’s fees and expenses, will be approximately $10,000.
We retained Rodman & Renshaw, LLC as placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about March 31, 2011.
Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See “Risk Factors” included and referenced beginning on page S-4 of this prospectus supplement to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
RODMAN & RENSHAW, LLC
The date of this Prospectus Supplement is March 28, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since then.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and warrants and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the type of securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, common stock and warrants in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or common stock and warrants are sold on a later date.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the registration statement of which it forms a part, any accompanying prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission, or SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

S-ii

ABOUT EPICEPT
This summary description of us and our business highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, or incorporated herein or therein by reference. This summary may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, “EpiCept” “we,” “us,” and “our” refer to EpiCept Corporation and its subsidiaries.
We are a specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain. We focus our clinical development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors. Our lead product is Ceplene®, which when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. In addition to Ceplene®, we have two other oncology compounds and a late-stage pain product candidate for the treatment of peripheral neuropathies in clinical development. We believe this portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product or product candidate.
In October 2008, the European Commission issued a formal marketing authorization for Ceplene® in the European Union, or EU. In January 2010 we completed an agreement with Meda AB of Sweden to market and sell Ceplene® in Europe and certain Pacific Rim countries. The commercial launch of Ceplene® commenced in the United Kingdom in April 2010 and continues to be launched in other European countries. In December 2010, Ceplene® was approved for marketing in Israel. Megapharm Ltd. is our partner in Israel and upon Ministry of Health approval of labeling and other technical matters we expect to launch Ceplene® in the first half of 2011.
In June 2010, we filed a New Drug Application, or NDA, with the United States Food and Drug Administration, or FDA for Ceplene® in the same indication. In August 2010, we received a refusal to file letter from the FDA on the NDA for Ceplene®. In the FDA’s preliminary review of the Ceplene® NDA, the FDA concluded that the application did not establish Ceplene®’s therapeutic contribution in its combination with IL-2, and recommended that an additional pivotal trial assessing Ceplene®’s contribution and using overall survival as a primary endpoint be conducted. In October 2010, we reached an agreement with the FDA for a two-arm, randomized, open-label trial that will compare the efficacy of Ceplene® plus low-dose IL-2 to standard of care in this indication. Based on FDA guidance, the primary endpoint of the trial will be overall patient survival. Our previous Phase III trial demonstrated a statistically significant prolongation of the primary endpoint of leukemia-free survival and extended overall survival by more than one year in patients in their first complete remission. As a next step, we will submit a detailed Phase III protocol. The FDA, via the Special Protocol Assessment (SPA) procedure, will provide guidance on specific sections of the protocol including the adaptive design with prospectively defined rules for sample size selection for both futility and expected success. We also recently filed an application with the FDA to grant Ceplene® fast track status. In addition to other benefits, if granted, this should permit an expedited review of the Ceplene® New Drug Application (NDA) once it is filed.
Our other oncology compounds include crolibulinTM, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors and lymphomas. In December 2010, the National Cancer Institute (NCI) initiated a Phase II trial with crolibulinTM. The trial will assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer (ATC). AzixaTM, or MPC-6827, an apoptosis inducer with VDA activity licensed by us to Myrexis, Inc. (formerly Myriad Pharmaceuticals, Inc.), or Myrexis, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, and cancer that has metastasized to the brain. In December 2010, Myrexis began a Phase IIb clinical study of AzixaTM to treat glioblastoma multiforme, an aggressive brain tumor, in order to evaluate AzixaTM combination therapy as a first-line GBM treatment. The study will enroll as many as 120 patients in the U.S. and India. AzixaTM has received orphan drug status in the United States for the treatment of glioblastoma.
Our late-stage pain product candidate, EpiCeptTM NP-1 cream, which we refer to as NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. In January 2009, we concluded a Phase II clinical trial of NP-1 in which we studied its safety and efficacy in patients suffering from post-herpetic neuralgia, or PHN, compared to gabapentin and placebo. This trial met its primary endpoints. In February 2008, we concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN. Both studies support the advancement of NP-1 into a registration-sized trial. In February 2011, we presented data from our Phase IIb trial for EpiCept™ NP-1 in chemotherapy-induced peripheral neuropathy, or CPN, which is being conducted by National Cancer Institute, or NCI. CPN may affect 50% of women undergoing treatment for breast cancer. A common therapeutic agent for the treatment of advanced breast cancer is paclitaxel, and as many as 80% of the patients with advanced breast cancer experience some signs and symptoms of CPN, such as burning, tingling pain associated sometimes with mild muscular weakness, after high dose paclitaxel administration. The multi-center, double-blind, randomized, placebo-controlled study was conducted within a network of approximately 25 sites under the direction of the NCI funded Community Clinical Oncology Program, or CCOP. More than 460 cancer survivors suffering from painful CPN were enrolled in the six-week study. The results of the trial in the intent to treat, or ITT, population demonstrated that the change in average daily neuropathy intensity scores in the NP-1 group achieved a statistically significant reduction in CPN intensity versus placebo (p<0.001), which was the trial’s primary endpoint. Additionally, a pre-specified subgroup of the ITT population, those patients who previously received taxane chemotherapy, also showed a statistically significant reduction in average daily neuropathy intensity scores (p=0.034). This subgroup constituted more than 50% of the ITT population. Secondary efficacy endpoints confirmed the superiority of NP-1 vs. placebo. Furthermore, the safety profile of NP-1 was comparable to placebo.
Ceplene® has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia in first remission. None of our other drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that our clinical data and that of our collaborators establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborative arrangements with third parties to participate in the clinical development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements would affect our development plan or capital requirements.
We are subject to a number of risks associated with companies in the specialty pharmaceutical industry. Principal among these are risks associated with our ability to obtain regulatory approval for our product candidates, our ability to adequately fund our operations, dependence on collaborative arrangements, the development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and compliance with the FDA and other governmental regulations. We have yet to generate meaningful product revenues from any of our product candidates. We have financed our operations primarily through the proceeds from the sale of common stock, warrants, debt instruments, cash proceeds from collaborative relationships and investment income earned on cash balances and short-term investments.
We have prepared our consolidated financial statements under the assumption that we are a going concern. We have devoted substantially all of our cash resources to research and development programs and selling, general and administrative expenses, and to date we have not generated any meaningful revenues from the sale of products. Since inception, we have incurred significant net losses each year. As a result, we had an accumulated deficit of $247.6 million as of September 30, 2010. Our recurring losses from operations and the accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our losses have resulted principally from costs incurred in connection with our development activities and from selling, general and administrative expenses. Even if we succeed in developing and commercializing one or more of our product candidates, we may never become profitable. We expect to continue to incur significant expenses over the next several years as we:
•	seek marketing approval of Ceplene® in the U.S., Canada, and other countries;

•	continue to conduct clinical trials for our product candidates;

•	seek regulatory approvals for our product candidates;

•	develop, formulate, and commercialize our product candidates;

•	implement additional internal systems and develop new infrastructure;

•	acquire or in-license additional products or technologies or expand the use of our technologies;

•	maintain, defend and expand the scope of our intellectual property; and

•	hire additional personnel.
Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock being offered by us in this offering	7,076,924 shares of common stock

Warrants offered by us in this offering	warrants to purchase 5,307,693 shares of common stock

Common stock issuable upon exercise of the warrants	5,307,693 shares of common stock.

Common stock outstanding prior to this offering	63,912,368 shares of common stock

Common stock to be outstanding after this offering(1)	70,989,292 shares of common stock

Use of proceeds	Any net proceeds we may receive will be used to meet our working capital needs and repay indebtedness, as well as for general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market and Nasdaq OMX Stockholm Exchange symbol	EPCT

Risk factors	Investing in our common stock and warrants involves a high degree of risk and the purchasers of our common stock, warrants and the underlying common stock may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares of our common stock outstanding as of March 28, 2011. This number does not include, as of March 28, 2011:
•	4,434,073 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans, at a weighted average exercise price of $5.15 per share;

•	75,441 shares of restricted common stock units granted to certain of our directors, our named executive officers and other employees;

•	27,720,585 shares of our common stock issuable upon the exercise of warrants at a weighted average exercise price of $2.48 per share;

•	5,307,693 shares of our common stock issuable upon exercise of the warrants and 353,847 shares issuable upon exercise of the warrants being issued to the placement agent; and

•	185,185 shares issuable upon conversion of our 7.5556% convertible subordinated notes due 2014.

RISK FACTORS
Investment in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. You should carefully consider the specific risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the Quarterly Periods ended March 31, 2010, June 30, 2010, and September 30, 2010 which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Risks Related to Our Stock this Offering
There are a substantial number of shares of our common stock eligible for future sale in the public market, and the sale of these shares could cause the market price of our common stock to fall.
There were 63,912,368 shares of our common stock outstanding as of March 28, 2011. We also had outstanding as of March 28, 2011 warrants to purchase an aggregate of 27,720,585 shares of our common stock with a weighted average exercise price of $2.48 per share.
In addition to our outstanding warrants, as of March 28, 2011, there were (i) options to purchase 4,434,073 shares of our common stock outstanding under our 2005 Equity Incentive Plan at a weighted-average exercise price of $5.15, (ii) 75,441 shares of unvested restricted stock units, (iii) 9,157,593 additional shares of common stock available for issuance under our 2005 Equity Incentive Plan, (iv) 921,733 shares of common stock remaining issuable under our 2009 Employee Stock Purchase Plan, and (v) 185,185 shares of common stock issuable upon conversion of the 7.5556% convertible subordinated notes due 2014.
The shares issuable under our 2005 Equity Incentive Plan and our 2009 Employee Stock Purchase Plan will be available for immediate resale in the public market. Once the warrants are exercisable, the shares issuable under the warrants will be available for immediate resale in the public market following the effectiveness of the registration statement we have filed with respect to the resale of such shares. The market price of our common stock could decline as a result of such resales due to the increased number of shares available for sale in the market. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
New investors in our common stock could experience immediate and substantial dilution.
If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. For more information, see “Dilution.”
Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
We will retain broad discretion over the use of proceeds from this offering. We expect to use the net proceeds from this offering to meet our working capital needs and repay indebtedness, as well as for general corporate purposes. A number of variables will influence our actual use of the proceeds from this offering, and our actual uses of the proceeds of this offering may vary substantially from our currently planned uses. Management could choose to spend the net proceeds from this offering in ways in which stockholders may not deem desirable, or in ways that do not improve our operating results or result in a significant return or any return at all for our stockholders. Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.
There is no public market for the warrants in this offering.
There is no established public trading market for warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for the listing the warrants on any securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $4.3 million after deducting the placement agent’s fee and estimated offering expenses and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We plan to use the net proceeds from the offering to meet our working capital needs and repay indebtedness, as well as for general corporate purposes. We believe our existing cash resources together with the estimated net proceeds from this offering will be sufficient to fund most of our anticipated cash expenditures into 2012. We may invest funds that we do not immediately require in short-term marketable securities.
DILUTION
Adjusted net tangible book value dilution per share to investors in this offering represents the difference between the amount per share paid by these investors and the net tangible book value per share of our common stock immediately after completion of this offering. Assuming the sale by us of all 7,076,924 units offered hereby at the offering price of $0.65 per unit (and assuming a value per share of common stock offered in each unit of $0.65 per share and attributing no value to the warrant included in each unit) and after deducting the placement agent’s fees and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2010 would have been ($0.11) per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $0.17 per share to our existing stockholders and an immediate decrease in the pro forma net tangible book value of $0.76 per share to investors participating in this offering. The following table illustrates this per share dilution:

Offering price per share included in each unit		$0.65
Net tangible book value per share as of September 30, 2010	$(0.28)
Increase per share attributable to investors participating in this offering	$0.17
As adjusted net tangible book value per share after this offering		(0.11)
Dilution per share to investors participating in this offering		$0.76
Investors that purchase common stock upon exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.
The above discussion and table are based on 50,394,964 shares of our common stock outstanding as of September 30, 2010. The information above excludes the 5,307,693 shares of common stock issuable upon exercise of the warrants offered and the 353,847 warrants issuable to the placement agent in connection with the offering and also excludes:
•	4,434,073 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans, at a weighted average exercise price of $5.15;

•	75,441 shares of restricted stock and restricted stock units;

•	27,720,585 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average price of $2.48 per share; and

•	185,185 shares of our common stock issuable upon conversion of the 7.5556% convertible subordinated notes due 2014.
To the extent options or warrants outstanding as of September 30, 2010 have been or may be exercised or other shares have been or are issued, there may be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFERING
In this offering we are offering up to 7,076,924 shares of our common stock, warrants to purchase 5,307,693 shares of common stock and the issuance of up to 5,307,693 shares of our common stock upon exercise of the warrants. Units will not be issued or certificated. The shares of common stock and the warrants will be issued separately.
The securities offered in this offering will be issued pursuant to a securities purchase agreement between each of the purchasers and us. You should review a copy of the form of securities purchase agreement and the form of warrants, each of which have been filed by us as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities we are offering. This description of the warrants in this prospectus supplement is qualified in its entirety by reference to the warrants.
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.
Warrants
The material terms and provisions of the warrants to purchase 5,307,693 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.
The warrants to be issued in this offering to each investor represent the right to purchase up to in the aggregate 75% of the shares of common stock purchased by such investor at an initial exercise price of $0.72 per share. The warrants are not exercisable for six months following the date of issuance and have a term of five and one-half years from the date of issuance.
The warrants will be exercisable, at the option of the holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares of common stock being acquired upon exercise of the warrants. However, if at the time of exercise there is no effective registration statement registering the issuance of the shares of common stock issuable upon exercise of the warrants to the holder and all such shares are not then registered for resale by the holder, the holder may exercise the warrants by means of a “cashless exercise” or “net exercise.” The warrants will not be listed on any national securities exchange.

PLAN OF DISTRIBUTION
We are offering shares of common stock and warrants through the placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated as of June 22, 2010 and subsequently amended on February 11, 2011, Rodman & Renshaw, LLC has agreed to act as placement agent for the sale of shares of our common stock, par value $0.0001 per share, and warrants to purchase shares of our common stock offered in this prospectus supplement. The placement agent is not purchasing or selling any shares or warrants offered by this prospectus supplement and the accompanying prospectus, but has agreed to use reasonable “best efforts” to arrange for the sale of all of the shares and warrants offered by this prospectus supplement and the accompanying prospectus.
The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.
Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the units, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of units will take place on or about March 31, 2011. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.
On the scheduled closing date, the following will occur:
•	we will receive funds in the amount of the aggregate purchase price for the units we sell;

•	we will deliver to each of the investors, through the Deposit or Withdrawal at Custodian system, the shares of common stock being purchased and, through physical delivery, the warrants; and

•	the placement agent will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.
In exchange for these placement agent services, we have agreed to pay the placement agent immediately upon the closing of the placement (i) a cash fee equal to 7% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus and (ii) additional compensation in the form of warrants to purchase that number of shares which equals 5% of the aggregate number of shares sold in the placement. The warrants issuable to the placement agent shall be on the same terms and conditions as the warrants offered pursuant to this prospectus supplement and accompanying prospectus, except that the exercise price shall be $0.8125, which is 125% of the public offering price per share, and the expiration date shall be July 23, 2014, which is five years from the effective date of the registration statement containing the prospectus that accompanies this prospectus supplement. The placement agent warrants shall not have anti-dilution protection. Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the placement agent warrants, neither the placement agent warrants nor any shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:
• by operation of law or by reason of reorganization of our company;
• to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;
• if the aggregate amount of securities of our company held by the holder of the placement agent warrants or related person do not exceed 1% of the securities being offered;
• that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or
• the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.
We will enter into securities purchase agreement directly with each of the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the purchase agreement, which may be waived by us in our discretion. A purchaser’s obligation to purchase securities is subject to conditions set forth in the purchase agreement as well, which also may be waived.

We will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement. The warrants will be issued in registered physical form.
We currently anticipate that the sale of 7,076,924 shares of our common stock and 5,307,693 warrants will be completed on or about March 31, 2011. We estimate the total expenses of this offering which will be payable by us, excluding the fees and expenses payable to the placement agent, will be approximately $10,000.
The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.045
Maximum offering total	$322,000
We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
The placement agent agreement with Rodman & Renshaw, LLC is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering.
The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus supplement has been passed upon for us by Eilenberg & Krause LLP, New York, New York.
WHERE YOU CAN FIND MORE INFORMATION
The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:
Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.
We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus supplement and the accompanying prospectus have been filed as part of that registration statement. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus supplement and the accompanying prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
We incorporate by reference the following documents that we have filed with the SEC: any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:
•	Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, for the fiscal year ended December 31, 2009;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;
•	Current Report on Form 8-K filed January 14, 2010;
•	Current Report on Form 8-K filed February 11, 2010;
•	Current Report on Form 8-K filed February 18, 2010;
•	Current Report on Form 8-K filed June 8, 2010;
•	Current Report on Form 8-K filed June 15, 2010;
•	Current Report on Form 8-K filed July 1, 2010;
•	Current Report on Form 8-K filed July 14, 2010;
•	Current Report on Form 8-K filed July 26, 2010;
•	Current Report on Form 8-K filed August 23, 2010;
•	Current Report on Form 8-K filed October 12, 2010;
•	Current Report on Form 8-K filed October 28, 2010;
•	Current Report on Form 8-K filed November 12, 2010;
•	Current Report on Form 8-K filed December 16, 2010;
•	Current Report on Form 8-K filed February 11, 2011;
•	Current Report on Form 8-K filed February 24, 2011; and
•	The description of our Common Stock contained in our Form 8-A filed January 4, 2006.
Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.
Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus supplement and the accompanying prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS
$50,000,000
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Convertible Debt Securities
Warrants
Units
This prospectus relates solely to the offer and sale, from time to time, of securities of EpiCept Corporation (“EpiCept” or the “Company”) by us. The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.
We may offer the securities from time to time in amounts and on terms as we may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 14 at prices different than prevailing market prices or at privately negotiated prices. The prices at which we may sell the securities may be determined by the prevailing market price for the shares at the time of sale.
Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplements will provide the specific terms of the plan of distribution.
Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on July 1, 2009 was $0.78 per share.
Investing in our securities involves risks. You should read “Risk Factors” beginning on page 6 of this prospectus and the risk factors described in any prospectus supplement or in other documents incorporated by reference herein or therein before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 23, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced herein in one or more offerings up to a total amount of $50,000,000. This prospectus includes a general description of the securities we may offer. Each time our securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. In addition, a prospectus supplement may include a discussion of any risk factors in addition to those described in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained in this prospectus, any applicable prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated herein or therein by reference. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the registration statement of which it forms a part, any prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 6 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.
ABOUT EPICEPT
This summary description of us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement or free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to EpiCept and its subsidiaries.
Our Company
We are a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. Our strategy is to focus our development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors. Our lead product is Ceplene ®, which when used concomitantly with interleukin-2 is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. On October 8, 2008, the European Commission issued a formal marketing authorization for Ceplene ® in the European Union. Marketing of Ceplene ® is expected to commence in Europe in 2009. In December 2008, we received permission to proceed with a New Drug Submission filing for Ceplene ® with Health Canada for the treatment of AML in Canada and in January 2009, we received permission to proceed with a New Drug Application, or NDA, filing with the United States Food and Drug Administration, or FDA. In addition to Ceplene ®, we have two oncology compounds and a pain product candidate for the treatment of peripheral neuropathies in clinical development. We believe this portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product candidate.
Our cancer portfolio includes crinobulin, or EPC2407, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors and lymphomas. We have completed our first Phase I clinical trial for crinobulin. Azixa TM, or MPC-6827, an apoptosis inducer with VDA activity licensed by us to Myriad Genetics, Inc., or Myriad, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, melanoma that has metastasized to the brain and non-small-cell lung cancer that has spread to the brain.
Our late-stage pain product candidate, EpiCeptTM NP-1 Cream, which we refer to as NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. In February 2008, we concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN. In January 2009, we concluded a second Phase II clinical trial of NP-1 in which we studied its safety and efficacy in patients suffering from post-herpetic neuralgia, or PHN, compared to gabapentin and placebo. Both studies support the advancement of NP-1 into a registration-sized trial. NP-1 utilizes a proprietary formulation to administer FDA approved pain management therapeutics, or analgesics, directly on the skin’s surface at or near the site of the pain, targeting pain that is influenced, or mediated, by nerve receptors located just beneath the skin’s surface.

We are subject to a number of risks associated with companies in the specialty pharmaceutical industry. Principal among these are risks associated with our ability to obtain regulatory approval for our product candidates, our ability to adequately fund our operations, dependence on collaborative arrangements, the development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and compliance with the FDA and other governmental regulations. We have yet to generate product revenues from any of our product candidates. We have financed our operations primarily through the proceeds from the sale of common stock, warrants, debt instruments, cash proceeds from collaborative relationships and investment income earned on cash balances and short-term investments.
Ceplene® has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia in first remission. None of our other drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that we and our collaborators’ clinical data establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborative arrangements with third parties to participate in the development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements would affect our development plan or capital requirements.
Our Corporate Information
Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described could adversely and materially affect our business, financial conditions and operating results. As a result, the trading price of our common stock could decline and you may lose all or a part of your investment in our common stock. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference,” on pages 16 and 17, respectively.
USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds of the sale of securities by us to our general funds for general corporate purposes, including capital expenditures, working capital and the repayment or reduction of long-term and short-term debt. We may invest funds that we do not immediately require in short-term marketable securities.
From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.
SECURITIES WE MAY OFFER
We may, from time to time offer under this prospectus, separately or together:
•	common stock;

•	preferred stock;

•	convertible debt securities;

•	warrants to purchase securities; and

•	units.
The aggregate initial offering price of the offered securities will not exceed $50,000,000.

RATIO OF EARNINGS TO FIXED CHARGES
The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

						For the Three
						Months Ended
	For the Year Ended December 31,					March 31,
	2004	2005	2006	2007	2008	2009

Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)(2)	$(7,883)	$(7,499)	$(65,453)	$(28,693)	$(25,382)	$(22,487)

(1)	In each of the periods presented, the Company incurred a net loss. Thus, earnings were insufficient to cover fixed charges.

(2)	The deficiency of earnings is equivalent to net loss before income tax expense/benefit.
As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.
DESCRIPTION OF CAPITAL STOCK
General
Our Third Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) authorizes 225,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The foregoing and the following description of capital stock give effect to the Certificate of Incorporation and the provisions of the applicable Delaware law.
Common Stock
The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Our board of directors has the authority, without action by its stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also designate the rights, preferences and privileges of each series of preferred stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company without further action by the stockholders.

Warrants
As of July 1, 2009, warrants to purchase approximately 40,173,547 shares of our common stock at a weighted exercise price of $1.23 per share were outstanding.
Registration Rights
In connection with the each of the private placements conducted on February 9, 2006, August 30, 2006, December 21, 2006 and June 28, 2007, we entered into customary registration rights agreements granting the holders of common stock purchase warrants representing an aggregate of 7,882,269 shares of common stock the right to require us to register the common stock issuable upon exercise of their warrants. The shares underlying the warrants sold in February 2006, August 2006, December 2006 and June 2007 have already been registered with the SEC. We are also required to file a registration statement for the common stock issuable to YA Global Investments, L.P. pursuant to a standby equity distribution agreement on or prior to the first sale of common stock thereunder to YA Global Investments, L.P. We have filed a registration statement to register up to 1,000,000 shares upon issuance to YA Global Investments, L.P.
Anti-Takeover Provisions
Provisions of Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws (our “By-Laws”) could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits provided its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
Effects of Some Provisions of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:
• prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
• the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
• on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a “business combination” for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Anti-Takeover Effects of Provisions of the Charter Documents. Our Certificate of Incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation also provides that directors may be removed with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our By-Laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our Certificate of Incorporation or our By-Laws. Our By-Laws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.
Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholder written consents may deter hostile takeover attempts. Without the availability of stockholder actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. Our Certificate of Incorporation provides for the elimination of actions by written consent of stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.
Convertible debt securities will be issued under a convertible debt indenture which we summarize below. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read that document.
General
The indenture will not limit the aggregate principal amount of convertible debt securities we may issue and will provide that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.
Unless otherwise provided in a prospectus supplement, the convertible debt securities will be our unsecured obligations and will be subordinated in right of payment to all of our senior indebtedness.
Our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.
You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:
• the title and specific designation of the convertible debt securities;
• any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;
• whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;
• the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;
• the date or dates on which we must pay principal;
• the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;
• the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;
• the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;
• the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;
• the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;
• if other than in minimum denominations of $2,000 and any integral multiple of $1,000, the denominations in which we may issue the convertible debt securities;

• the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
• the amount we will pay if the maturity of the convertible debt securities is accelerated;
• whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
• events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the convertible debt securities; and
• any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.
Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.
Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons.
Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.
Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.
Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.
Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.
We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.
Conversion Rights
An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.
Use of Global Securities
The convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.
The specific terms of the depositary arrangement covering convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the convertible debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such convertible debt securities or by us if such convertible debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.
As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the convertible debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have convertible debt securities registered in their names and will not be entitled to receive physical delivery of the convertible debt securities in definitive form.
We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, convertible debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
We expect that the depositary for a series of convertible debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such convertible debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture may provide that:
• the depositary notifies us that it is unwilling or unable to continue as depositary for a series of convertible debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,
• we determine that a series of convertible debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or
• an event of default with respect to a series of convertible debt securities occurs and continues, the global securities for that series will be exchanged for registered convertible debt securities in definitive form. The definitive convertible debt securities may be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.
DESCRIPTION OF WARRANTS
We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of common stock, preferred stock or convertible debt securities that we may sell under this prospectus. Warrants may be issued separately or together with other securities.
The warrants will be issued under warrant agreements to be entered into between us and the warrantholder as set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.
General
The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:
• the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;
• the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;
• the procedures and conditions relating to the exercise of the warrants;
• the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

• the offering price, if any, of the warrants;
• the date on which the right to exercise the warrants will commence and the date on which that right will expire;
• if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
• whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
• call provisions, if any, of the warrants;
• antidilution provisions, if any, of the warrants; and
• any other material terms of the warrants.
The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise of the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised as indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
No Rights of Security Holder Prior to Exercise
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
Exchange of Warrant Certificates
Warrant certificates may be exchangeable for new warrant certificates of different denominations as indicated in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement. The form of units and the applicable unit agreement will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. We encourage you to read the applicable unit agreement and unit before you purchase any of our units.
PLAN OF DISTRIBUTION
We may, from time to time, sell any or all of our shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, prices that may be changed, market prices at the time of sale, prices related to prevailing market prices or negotiated prices.

We may use any one or more of the following methods when selling our securities:
• direct sales to purchasers;
• to or through underwriters or dealers;
• through designated agents;
• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
• broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;
• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
• a combination of any such methods of sale; or
• any other method permitted pursuant to applicable law.
If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).
Broker-dealers engaged by us may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
In connection with the sale of the common stock or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. We may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
We may be required to pay certain fees and expenses incurred by us incident to the registration of the shares. We may agree to indemnify any underwriters or agents against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

LEGAL MATTERS
The validity of the issuance of securities offered by this prospectus will be passed upon for us by Eilenberg & Krause LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:
Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Current Report on Form 8-K filed January 5, 2009;

•	Current Report on Form 8-K filed January 7, 2009;

•	Current Report on Form 8-K filed January 14, 2009;

•	Current Report on Form 8-K filed January 30, 2009;

•	Current Report on Form 8-K filed February 3, 2009;

•	Current Report on Form 8-K filed February 5, 2009 that included disclosure under Item 8.01;

•	Current Report on Form 8-K filed February 10, 2009;

•	Current Report on Form 8-K filed February 18, 2009;

•	Current Report on Form 8-K filed February 23, 2009;

•	Current Report on Form 8-K filed February 25, 2009;

•	Current Report on Form 8-K filed March 5, 2009;

•	Current Report on Form 8-K filed March 19, 2009;

•	Current Report on Form 8-K filed March 31, 2009;

•	Current Report on Form 8-K filed April 9, 2009;

•	Current Report on Form 8-K filed April 13, 2009;

•	Current Report on Form 8-K filed June 3, 2009;

•	Current Report on Form 8-K filed June 19, 2009;

•	Current Report on Form 8-K filed June 30, 2009; and

•	The description of our Common Stock contained in our Form 8-A filed January 4, 2006;
Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500. We will also provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. See “Where You Can Find More Information.”
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS SUPPLEMENT